Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [Intentionally Redacted]. A complete version of the exhibit has been filed separately with the Securities and Exchange Commission.


                                                                    EXHIBIT 10.8



                      FIRST AMENDMENT TO LICENCE AGREEMENT
                          DATED AUGUST 28, 2001 BETWEEN
                               JOHNSON MATTHEY PLC
                                       AND
                              NEOTHERAPEUTICS, INC.


        This First Amendment to License Agreement ("FIRST AMENDMENT") is entered into and effective this 30th day of September 2002 by and between Johnson Matthey PLC, a company organised under the laws of England and Wales whose registered office is at 2-4 Cockspur Street, Trafalgar Square, London, SW1Y 5BQ, England, acting for itself and for its AFFILIATES including particularly Johnson Matthey, Inc (collectively, "LICENSOR"), and NeoTherapeutics, Inc., a corporation organized under the laws of the State of California, United States of America whose principal place of business is at 157 Technology Drive, Irvine, California 92618, United States of America with reference to the following facts and on the following terms and conditions.

                                    RECITALS

        (A) Effective August 28, 2001, LICENSOR and LICENSEE entered into the License Agreement (the "LICENSE") pursuant to which LICENSOR granted a license for the use of technical information relating to the use of platinum complex JM216 in the treatment of tumor cells as well as for the use of the PATENT RIGHTS (as defined in the LICENSE). All defined terms in this FIRST AMENDMENT (as set forth in capital letters) shall have the same meaning as set forth in the LICENSE.

        (B) The parties now wish to amend and modify the LICENSE on the terms and conditions as set forth in this FIRST AMENDMENT.

        Now therefore, for good and valuable consideration, the parties agree as follows:

        (1) ARTICLE I

               Paragraph 16 of Article I of the LICENSE shall be amended to read as follows:

        TERM: the term commencing on the EFFECTIVE DATE and terminating on a country-by-country basis upon the expiry of the last to expire of the patents granted in each such country which have expiration dates specified on Schedule A. The date of expiration of a patent described in this Section shall include any extension granted to LICENSOR by virtue of any continuation, continuations-in-part and divisional applications, including reissues and reexamination applications and patents and reexamination certificates issuing to LICENSOR.

        (2) ARTICLE II

               Paragraph 1 of Article II of the LICENSE shall be amended to read as follows:



1. Subject to Article II.3 below, the LICENSOR agrees to grant and hereby grants to the LICENSEE an exclusive worldwide royalty-bearing revocable right and licence, with rights to sublicence, under the PATENT RIGHTS to use PLATINUM COMPLEXES, the LICENSOR'S INFORMATION and the LICENSOR'S ONGOING INFORMATION to make, have made, use, offer to sell, and have sold PRODUCTS for use within the FIELD.

               Paragraph 2 of Article II of the LICENSE shall be amended to read as follows:

2. The LICENSEE shall be entitled to sub-license any THIRD PARTY under rights granted under Article II.1 hereof provided that the LICENSEE shall remain responsible for all acts and omissions of such sub-licensee as though they were by the LICENSEE. In particular, the LICENSEE shall be responsible to the LICENSOR for payments due in respect of sales by sub-licensees as though they were sales by LICENSEE. The terms of any sub-license agreement shall provide that upon termination of this Agreement, any sub-licensee shall attorn to and accept the LICENSOR in place of the LICENSEE such that any sub-license shall be deemed an agreement between the LICENSOR and sub-licensee.

        (3) ARTICLE III

               Paragraph 1 of Article III of the LICENSE shall be amended to read as follows:

1. The LICENSEE, its AFFILIATES and sub-licensees shall diligently perform research and development on the use of JM 216 and other PLATINUM COMPLEXES within the FIELD and on the formulation of PRODUCTS. The LICENSEE, its AFFILIATE and sub-licensees shall exercise in the performance of such research technical skill and competence of a high calibre.

        (4) ARTICLE IV

               Article IV of the LICENSE shall be amended to read as follows:

1. The LICENSEE, its AFFILIATES and sub-licensees shall use its best efforts to test, evaluate and develop PRODUCTS so as to meet the objectives detailed hereunder:

Objective

1       Submission of NDA to US FDA (hereinafter called the 'First MILESTONE')

2       Acceptance of NDA by US FDA (hereinafter called the 'Second MILESTONE')

3       Receipt of US FDA approval of NDA (hereinafter called the 'Third
        MILESTONE')

4 Approval in the first European Union state of a new drug application (hereinafter called the 'Fourth MILESTONE')

5 Approval by US FDA of JM216 for the first indication other than the indication approved in Objective 2. (hereinafter called the 'Fifth MILESTONE')

6 Approval in the first European Union state of JM216 for the first indication other than the indication approved in Objective 3. (hereinafter called the `Sixth MILESTONE')

        (5) ARTICLE V

               Paragraphs 1 through 5, inclusive of Article V of the LICENSE shall be amended to read as follows:

1. The LICENSOR acknowledges receipt of US$100,000 which was paid by LICENSOR on the EFFECTIVE DATE;

2.      The LICENSOR acknowledges receipt of US$150,000 as required by Article
        V.2 of the LICENSE.

3. Within 30 (thirty) days of the date of the attainment of each MILESTONE by the LICENSEE, an AFFILIATE or sub-licensee, the LICENSEE shall pay to the LICENSOR the following sums:

        (i)     the First MILESTONE: [Intentionally Redacted]

        (ii)    the Second MILESTONE:[Intentionally Redacted]

        (iii)   the Third MILESTONE: [Intentionally Redacted]

        (iv)    the Fourth MILESTONE:[Intentionally Redacted]

        (v)     the Fifth MILESTONE: [Intentionally Redacted]

        (vi)    the Sixth MILESTONE: [Intentionally Redacted]

        In no event will LICENSEE be liable for more than one payment upon the occurrence of each MILESTONE.

[Intentionally Redacted] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4. The LICENSEE shall during the TERM of this Agreement pay to the LICENSOR a royalty calculated at the rate set forth below of the NET SALES VALUE of all PRODUCTS sold or otherwise supplied for use whether within the FIELD or outside the FIELD for money or money's worth by LICENSEE or any AFFILIATE or sublicensee thereof; provided, however, that in any country in the TERRITORY where a GENERIC PRODUCT is sold in competition with the PRODUCT, the royalty payable to LICENSOR with respect to NET SALES of such PRODUCTS in such country shall be reduced to 0%, commencing with the calendar quarter during which any such GENERIC PRODUCT first becomes available in competition with the PRODUCT in such country.


                     Royalty Rate              NET SALES during calendar year
                     ------------              ------------------------------

                            [Intentionally Redacted]

5. Payments due under Article V.4 shall be made within 45 days of the end of each calendar quarter in respect of royalties accruing on PRODUCTS invoiced in that calendar quarter. Paragraphs 7 and 8 of Article V of the LICENSE shall be amended to read as follows:


7. The LICENSEE agrees during for a period of three (3) years following the accrual of any royalty it will keep and maintain accurate records and books of account containing all data necessary for determination of royalties payable under this Agreement, including records and books of account relating to sales of PRODUCTS by sub-licensees, which records and books of account of LICENSEE shall upon reasonable notice by LICENSOR be open at all reasonable times during reasonable business hours for inspection by an independent accountant appointed by LICENSOR for the purpose of verifying the accuracy of the LICENSEE's reports hereunder. Such accountant shall be entitled to take copies solely of LICENSEE's records pertaining to such reports as LICENSOR's

[Intentionally Redacted] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

        expense. The LICENSEE shall ensure that its sub-licensees (if any) also keep true and accurate records and books of account containing all data necessary for the determination of royalties payable in respect of their activities and shall ensure that such records and books of account shall upon reasonable notice by the LICENSOR be open for inspection at all reasonable times during business hours for inspection by such independent accountant no less than once per year for purposes of verifying the accuracy of the LICENSEE'S reports hereunder.

8. The LICENSEE shall submit to the LICENSOR within 45 days of the end of each calendar quarter a statement setting forth with respect to the operations of the LICENSEE hereunder, as well as with regard to each sub-licensee during that period, the quantity of PRODUCTS made and sold and the NET SALES VALUE of all PRODUCTS sold together with payments due.

        (6) ARTICLE VII

               Paragraph 6 of Article VII of the LICENSE shall be amended by inserting the following after the first sentence:

        LICENSOR further represents and warrants that it is not aware of any patents, whether granted to LICENSOR, an AFFILIATE, or any THIRD PARTY, which would be infringed by: (i) the making, using and selling of any PRODUCT; (ii) or utilization of any PLATINUM COMPLEX by LICENSEE in accordance with the license granted by this AGREEMENT; or (iii) the metabolites of JM216. To the best of LICENSOR's knowledge and belief, the practice of the PATENT RIGHTS and the exercise of the rights granted LICENSEE under Article II.1 do not infringe upon or conflict with any patent, copyright or other proprietary right of any THIRD PARTY.

        (7) ARTICLE IX

               The first sentence of Paragraph 1 of Article IX of the LICENSE shall be amended by to read as follows:

1. During the continuance of this Agreement the LICENSEE, its AFFILIATES, and its sub-licensees shall:

        (8) ARTICLE XI.

               Paragraph 3 of Article XI shall be amended to read as follows

3.      Intentionally deleted.

               Subparagraph 8.3 of Article XI shall be amended to read as follows:

                8.3 Upon any termination of this Agreement, sublicenses granted by the LICENSEE shall be automatically assigned to the LICENSOR which shall thereafter receive all benefits and have all obligations under the sublicenses as in place and stead of the LICENSEE.

        (9) [Intentionally Redacted]


        (10) GENERAL PROVISIONS

               (a) This FIRST AMENDMENT may be executed in two or more counterparts, including facsimile signatures, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

               (b) This FIRST AMENDMENT and the AGREEMENT constitute the complete and integrated agreement of the parties with respect to the subject matter hereof and

[Intentionally Redacted] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

thereof. Except as provided in this FIRST AMENDMENT, the AGREEMENT will remain in full force and effect and unchanged in all other respects.

               (c) LICENSOR represents that it is not aware of any default by LICENSEE under the Agreement, or aware of any event or omission which with the passage of time might be reasonable foreseen to lead to a default under the Agreement.

               The parties have caused this FIRST AMENDMENT to be executed by their respective authorized representatives effective as of the date first set forth above.


                   LICENSOR                                 LICENSEE
              Johnson Matthey PLC                    NeoTherapeutics, Inc.


     By: /s/ Ian Wishart                         By: /s/ Rajesh Shrotriya
        ------------------------------            ------------------------------
     Its: Group Patents and                       Its: Chairman, CEO and
          Licensing Controller                         President
        ------------------------------            ------------------------------



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